Exhibit 99.3
Joint Filing Agreement
     The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 13th day of July, 2007.

Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio
By:	RG Capital Management, L.P.
	By:	RGC Management Company, LLC

		By:	/s/	Gerald F. Stahlecker

Gerald F. Stahlecker
Managing Director

RG Capital Management, L.P.
By:	RGC Management Company, LLC

	By:	/s/	Gerald F. Stahlecker

Gerald F. Stahlecker
Managing Director